Exhibit 99.1

                      STATEMENT OF CHIEF EXECUTIVE OFFICER
         PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

          Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Larry P. Koskan, the President and Chief Executive Officer of Donlar Biosyntrex Corporation (the "Company"), hereby certifies that:

1. The Company's Form 10-QSB Quarterly Report for the period ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  November 14, 2002              /s/ Larry P. Koskan
                                       ----------------------------------------
                                       Larry P. Koskan, President and
                                       Chief Executive Officer